Exhibit 10.9

PATENT SECURITY AGREEMENT

PATENT SECURITY AGREEMENT (the “Agreement”) made as of this 15th day of July 2010 by APDN (B.V.I.) INC., a corporation organized under the laws of the British Virgin Islands (“Grantor”), in favor of ETICO CAPITAL, LLC, as Agent (“Grantee”).

W I T N E S S E T H

WHEREAS, Grantor and Grantee are parties to a certain Security Agreement of even date herewith between Grantor and Grantee (as the same may be amended or otherwise modified from time to time, the “Security Agreement”), pursuant to which Grantor has granted to Grantee, as agent for the Buyers (as defined in the Security Agreement), a security interest in substantially all of the assets of Grantor including all right, title and interest of Grantor in, to and under all now owned and hereafter acquired Patents (as defined in the Security Agreement), and all products and proceeds thereof, to secure the payment of the Obligations (as defined in the Security Agreement).

NOW, THEREFORE, for other good and valuable consideration, receipt and sufficiency of which are hereby acknowledged, Grantor agrees as follows:

1.      Incorporation of Security Agreement.  The Security Agreement and the terms and provisions thereof are hereby incorporated herein in their entirety by this reference thereto. All terms capitalized but not otherwise defined herein shall have the same meanings herein as in the Security Agreement.

2.      Grant and Reaffirmation of Grant of Security Interests.  To secure the payment and performance of the Obligations, Grantor hereby grants to Grantee, for its benefit and the benefit of the Buyers, and hereby reaffirms its prior grant pursuant to the Security Agreement of, a continuing security interest in Grantor’s entire right, title and interest in and to the following (all of the following items or types of property being herein collectively referred to as the “Patent Collateral”), whether now owned or existing and hereafter created, acquired or arising: (i) each Patent and application for Patent listed on Schedule 1 annexed hereto, together with any reissues, continuations or extensions thereof; and (ii) all products and proceeds of the foregoing, including, without limitation, any claim by Grantor against third parties for past, present or future infringement of any Patent.

SIGNATURE PAGE TO PATENT SECURITY AGREEMENT

IN WITNESS WHEREOF, Grantor has duly executed this Agreement as of the date first written above.

APDN (B.V.I.) INC.

By:	/s/ Dr. James A. Hayward
Name: Dr. James A. Hayward
Title: President and Chief Executive Officer

Accepted and Agreed as of the date first above written:

ETICO CAPITAL, LLC, as Collateral Agent

By:	/s/ Scott A. Weisman
Name: Scott A. Weisman
Title: Managing Director

SCHEDULE 1

PATENTS

Patent Description	U.S. Patent No.

A Method of Marking Solid or Liquid Substances with Nucleic Acid for Anti-Counterfeiting and Authentication	7115301
PATENT APPLICATIONS
Patent Application Description	U.S. Patent Application No.

Method for Mixing Nucleic Acid in Water Insoluble Media and Application Thereof	10/645,602

System and Method for Marking Textiles with Nucleic Acids	10/825,968

System and Method for Authenticating Multiple Components Associated with a Particular Good	11/437,265

System and Method for Secure Document Printing and Detection	11/954,044

System and Method for Authenticating Tablets	11/954,055

System and Method for Authenticating Sports Identification Goods	11/954,051

Optical Reporter Compositions	11/954,030

Methods for Covalent Linking of Optical Reporters	11/954,009

Method for Authenticating Articles with Optical Reporters	11/954,038

PATENT APPLICATIONS (continued)

Methods for Genetic Analysis of Textiles made of Gossypium Barbadense and Gossypium Hirsutum Cotton	12/269,737

Methods for Genotyping Mature Cotton Fibers and Textiles	12/269,757

Incorporating Water Soluble Security Markers into Cyanoacrylate Solutions	12/465,450

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